Exhibit 10.10

                           ADMINISTRATION AGREEMENT


          This ADMINISTRATION AGREEMENT, dated as of June 30, 1999 (this "Agreement"), is by and among GREYHOUND FUNDING LLC, a Delaware limited liability company (the "Issuer"), RAVEN FUNDING LLC, a Delaware limited liability company ("SPV"), PHH VEHICLE MANAGEMENT SERVICES, LLC, a Delaware limited liability company, as administrator (the "Administrator"), and THE CHASE MANHATTAN BANK, an New York banking corporation, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee" under the Base Indenture (as defined herein)).

          WHEREAS, each of the Issuer and SPV has entered into the Transaction Documents to which it is a party.

          WHEREAS, each of the Issuer and SPV desires to have the Administrator perform certain of its duties under the Transaction Documents and to provide such additional services consistent with the terms of this Agreement and the Transaction Documents as the Issuer or SPV, as the case may be, may from time to time request; and

          WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and SPV on the terms set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          1. Definitions and Usage. Unless specified herein, capitalized terms used herein (including the preamble and recitals hereto) shall have the meaning assigned to such terms in the Definitions List attached as Schedule 1 to the Base Indenture, dated as of June 30, 1999 (the "Base Indenture"), between the Issuer, and the Indenture Trustee.

          2. Duties of the Administrator. (a) Certain Duties with Respect to the Indenture. The Administrator agrees to perform all its duties as Administrator under the Base Indenture and each Indenture Supplement. In addition, the Administrator agrees to perform the following duties on behalf of the Issuer under the Base Indenture:

          (A) to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Transfer Agent and Registrar and the office or offices where Notes may be surrendered for registration of transfer or exchange (Section 2.4 of the Base Indenture);

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          (B)  to prepare and deliver to the Indenture Trustee an Issuer
     Request with respect to funds remaining unclaimed for two years after the related payment was due under the circumstances described in Section 2.6(c) (Section 2.6(c) of the Base Indenture);

          (C) to furnish to the Indenture Trustee at least seven Business Days before each Payment Date and at such other time as the Indenture Trustee may request in writing, a list of the names and addresses of Investor Noteholders of each Series of Investor Notes (Section 2.8 of the Base Indenture);

          (D) to prepare Definitive Notes and arrange the delivery thereof (Section 2.11 of the Base Indenture);

          (E) to prepare, obtain or file the instruments, opinions and certificates and other documents required for the release of collateral (Section 3.2(b) of the Base Indenture);

          (F) to deliver to the Indenture Trustee copies of each of the reports, statements, certificates and other materials delivered to the Issuer by the Servicer and referred to in Section 4.1(a) (Section 4.1(a) of the Base Indenture);

          (G)  to deliver to the Indenture Trustee, in accordance with
     Section 4.1(a)(vi) of the Base Indenture, a copy of the additional information regarding the financial position, results of operations or business of the Origination Trust or VMS delivered to the Issuer pursuant to the Origination Trust Documents (Section 4.1(a)(vi) of the Base Indenture);

          (H) to prepare and deliver to the Indenture Trustee or the Paying Agent written instructions to make withdrawals and payments from the Collection Account and any Series Accounts specified in the Base Indenture or in an Indenture Supplement (Sections 4.1(b) and 5.4(b) of the Base Indenture);

          (I) to deliver to any Investor Noteholder and any prospective purchaser of Investor Notes the information required by Rule 144A(d)(4) of the Securities Act (Section 4.3 of the Base Indenture);

          (J) to deliver to the Indenture Trustee or the Paying Agent and the Rating Agencies the Monthly Settlement Statement with respect to each Series of Investor Notes (Section 4.4 of the Base Indenture);

          (K) to deliver to the Indenture Trustee or the Paying Agent a copy of the annual financial statements of the Issuer (Section 4.4(b) of the Base Indenture);

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          (L)  to prepare and deliver to the Indenture Trustee and the Paying
     Agent the Annual Noteholders' Tax Statement required to be delivered to Investor Noteholders (Section 4.4(c) of the Base Indenture);

          (M) to prepare and deliver to the Indenture Trustee written instructions with respect to the investment of funds on deposit in the Collection Account and the liquidation of such investments as required or permitted (Section 5.1(c) of the Base Indenture);

          (N) to prepare and deliver to the Indenture Trustee written instructions with respect to the investment of funds on deposit in the Gain On Sale Account and the liquidation of such investments as required or permitted (Section 5.2(b) of the Base Indenture);

          (O) to prepare and deliver to the Indenture Trustee written instructions to withdraw amounts from the Gain On Sale Account (Section 5.2(e) of the Base Indenture);

          (P) to maintain an office or agency in the City of New York for registration of transfer or exchange of Investor Notes (Section 8.2);

          (Q) to obtain and preserve the Issuer's qualification to do business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business and operations of the Issuer or which qualification shall be necessary to protect the validity and enforceability of the Indenture, the Investor Notes and any instrument or agreement included in the Issuer Assets (Section 8.4 of the Base Indenture);

          (R) to deliver notice to the Indenture Trustee and the Rating Agencies of any default under any of the Transaction Documents (Section 8.7(b) of the Base Indenture);

          (S) to prepare (for execution by the Issuer) and file all such supplements and amendments to the Base Indenture and all such UCC financing statements and continuation statements required to be filed by the terms of the Indenture and the Transfer Agreement (Sections 8.7(c) and 8.11 of the Base Indenture);

          (T) to deliver notice to the Indenture Trustee and the Rating Agencies of any Potential Amortization Event, Amortization Event, Potential Termination Event, Termination Event, Event of Default or Default under any of the Transaction Documents (Section 8.8 of the Base Indenture);

          (U) to deliver notice to the Indenture Trustee and each Rating Agency of the commencement or existence of any proceeding by or before

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     any Governmental Authority against or affecting the Issuer which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of the Issuer or the ability of the Issuer to perform its obligations under the Indenture or the other Transaction Documents to which it is a party (Section 8.9 of the Base Indenture);

          (V) to deliver to the Indenture Trustee and each Rating Agency, such information as the Indenture Trustee or such Rating Agency may reasonably request in connection with the transactions contemplated by the Indenture (Section 8.10 of the Base Indenture);

          (W)  to obtain annual Opinions of Counsel in accordance with
     Section 8.12 of the Indenture (Section 8.12 of the Base Indenture);

          (X) to prepare and deliver notice to Investor Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 10.8 of the Base Indenture);

          (Y) to monitor the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 11.1 of the Base Indenture);

          (Z) to obtain Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Investor Noteholders of notices with respect to such supplemental indentures (Sections 12.1 and 12.2 of the Base Indenture);

          (AA) to prepare all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 13.1(a) of the Base Indenture);

          (BB) to prepare and deliver Officers' Certificates and obtain Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 13.1(b) of the Base Indenture); and

          (CC) to record the Indenture, if applicable (Section 13.15 of the Base Indenture).

          (b) Certain Duties of the Issuer with Respect to the Transfer Agreement. The Administrator agrees to perform the following duties on behalf of the Issuer under the Transfer Agreement:



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          (A) to pay to SPV on each Additional Closing Date from amounts available under the Indenture the Transferred Asset Payment for such Additional Closing Date (Section 2.3 of the Transfer Agreement); and

          (B) to do and perform, from time to time, any and all acts and to prepare for execution by the Issuer of any and all further instruments required or reasonably requested by SPV more fully to effect the purposes of the Transfer Agreement, including the preparation of any financing statements or continuation statements relating to any Transferred Assets purchased thereunder for filing under the provisions of the UCC of any applicable jurisdiction (Section 8.10 of the Transfer Agreement).

          (c) Certain Duties of SPV with Respect to the Transfer Agreement. The Administrator agrees to perform the following duties on behalf of SPV under the Transfer Agreement:

          (A) to prepare (for execution by SPV) and deliver to the Issuer the Initial Assignment (Section 2.2(a) of the Base Indenture);

          (B) to prepare (for execution by SPV) and deliver to the Issuer Additional Assignments (Section 2.2(b) of the Base Indenture);

          (C) to obtain and preserve SPV's qualification to do business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business and operations of SPV or which qualification shall be necessary to protect the validity and enforceability of the Transfer Agreement and any instrument or agreement included in the Transferred Assets (Section 6.1 of the Transfer Agreement);

          (D) to prepare (for execution by SPV) and file all such UCC financing statements and continuation statements required to be filed by the terms of the Transfer Agreement (Sections 6.4(c), 7.1, 7.3 and 8.10 of the Transfer Agreement);

          (E) to deliver notice to the Issuer, the Indenture Trustee and the Rating Agencies of any Potential Termination Event (Section 6.5 of the Transfer Agreement);

          (F) to deliver notice to the Issuer, the Indenture Trustee and each Rating Agency of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting SPV which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of SPV or the ability of SPV to perform its obligations


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     under the Transfer Agreement or the other Transaction Documents to which it is a party (Section 6.6 of the Transfer Agreement);

          (G) to deliver to the Issuer, the Indenture Trustee and each Rating Agency, such information as the Issuer, the Indenture Trustee or such Rating Agency may reasonably request in connection with the transactions contemplated by the Transfer Agreement (Section 6.7 of the Transfer Agreement); and

          (H) to mark SPV's computer files, if any, to reflect the transfer of the Transferred Assets to the Issuer (Section 7.2 of the Transfer Agreement).

          3. Indemnification of Indenture Trustee. The Administrator hereby agrees to pay to the Indenture Trustee $500 per month pursuant to the Fee Schedule between the Indenture Trustee and the Administrator. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Administrator agrees to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by the Indenture Trustee, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Administrator hereby agrees to indemnify the Indenture Trustee against any and all loss, liability or expense (including the reasonable fees of counsel) incurred by it in connection with the administration of the trust under the Indenture and the performance of its duties thereunder.

          The Administrator's payment obligations to the Indenture Trustee pursuant to this Section 3 shall survive the resignation or termination of the Indenture Trustee and the discharge of the Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in
Section 8.1(f) of the Base Indenture with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

          4. Additional Duties; Additional Information. Subject to Section 9 of this Agreement, and in accordance with the directions of the Issuer or SPV, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Issuer Assets and the Transaction Documents as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or SPV, as the case may be, and are reasonably within the capability of the Administrator. The Administrator shall furnish to the Issuer or SPV from time to time such additional information regarding the Issuer Assets and the Transaction Documents as such party shall reasonably request.

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          5.  Records.  The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer or SPV at any time during normal business hours.

          6. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement on behalf of the Issuer and, as reimbursement for its expenses related thereto, the Administrator shall be entitled to receive a fee for each Monthly Period in an amount equal to 0.01% per annum of the Required Asset Amount with respect to each Series of Investor Notes Outstanding on the last day of the immediately preceding Monthly Period (calculated for the actual number of days elapsed during such period over a 360-day year), payable by the Holders of the Investor Notes of each Series in accordance with the related Indenture Supplement on each Payment Date. As compensation for the performance of the Administrator's obligations under this Agreement on behalf of SPV and, as reimbursement for its expenses related thereto, the Administrator shall be entitled to receive a fee for each Monthly Period in an amount equal to $1,000, payable by SPV on each Payment Date only to the extent of any distributions received by SPV on account of its Common Membership Interest on such Payment Date.

          7. Use of Subcontractors. The Administrator may contract with other Persons to assist it in performing its duties under this Agreement, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Administrator shall be deemed to be action taken by the Administrator. Any such contract shall not relieve the Administrator of its liability and responsibility with respect to the duties to which such contract relates.

          8. Transactions with Affiliates. In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and the Indenture Trustee and shall be, in the Administrator's opinion, no less favorable to the parties hereto than would be available from unaffiliated parties.

          9. Indemnification. The Administrator shall indemnify and hold harmless the Issuer, the Indenture Trustee, the SPV and their respective directors, officers, agents and employees (collectively, the "Indemnified Parties") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Administrator pursuant to this Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim;

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provided, however, that the Administrator shall not indemnify any Indemnified
Party if such acts, omissions or alleged acts or omissions constitute bad faith, negligence or willful misconduct by such Indemnified Party. The indemnity provided herein shall survive the termination of this Agreement and the removal of the Administrator.

          10. Independence of the Administrator. Unless otherwise provided in the Transaction Documents, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or SPV with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Indenture Trustee, the Administrator shall have no authority to act for or represent the Indenture Trustee in any way and shall not otherwise be deemed an agent of the Indenture Trustee.

          11. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and any of the Issuer or SPV as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

          12. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an admin-istrator for any other person or entity even though such person or entity may engage in business activities similar to those of the parties hereto.

          13.  Term of Agreement; No Resignation.

          (a) This Agreement shall continue in force until the termination of the Indenture and the LLC Agreement in accordance with their respective terms and the payment in full of all obligations owing thereunder, upon which event this Agreement shall automatically terminate.

          (b) The Administrator shall not resign from the obligations and duties imposed hereunder.

          14. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed of follows:

          (a)  if to the Issuer, to:

               Greyhound Funding LLC
               c/o Global Securitization Services, LLC
               25 West 43rd Street, Suite 704

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               New York, NY 10036
               Attention: President
               Telecopier No.: (212) 302-8767

          (b)  if to SPV, to:

               Raven Funding LLC
               c/o Global Securitization Services, LLC
               25 West 43rd Street, Suite 704
               New York, NY 10036
               Attention: President
               Telecopier No.: (212) 302-8767

          (c)  if to the Administrator, to:

               PHH Vehicle Management Services, LLC
               900 Old Country Road
               Garden City, New York 11530
               Telecopier: (516) 222- 3751
               Attention: General Counsel

          (d)  If to the Indenture Trustee, to:

               The Chase Manhattan Bank
               450 West 33rd Street
               New York, New York 10001
               Attention:      Capital Markets Fiduciary Services, VMS Auto
                               Lease Backed Securitization

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, delivered by overnight courier or hand-delivered to the address of such party as provided above.

          15. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, SPV and the Administrator with any consents required pursuant to Section 12.2 of the Base Indenture

          16. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, SPV and the Indenture Trustee and subject to the satisfaction of the Rating Agency Condition with respect to each Series of Outstanding Notes and each series of Preferred Membership Interests. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the Each of the parties hereto acknowledges that the Issuer has

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pledged all of its rights under this Agreement to the Indenture Trustee on behalf of the Investor Noteholders pursuant to the Indenture and (ii) SPV has pledged all of its rights under this Agreement to the Issuer pursuant to the Transfer Agreement.

          17. Governing Law. This agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          18. Heading. The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

          19. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

          20. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          21. Nonpetition Covenants. The Administrator hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all of the Investor Notes and the redemption of all series of Preferred Membership Interests, it will not institute against, or join any other Person in instituting against, any of the Issuer or SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The provisions of this Section 21 shall survive the termination of this Agreement.















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          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              GREYHOUND FUNDING LLC


                              By: /s/ Kevin P. Burns
                                  ______________________________________
                                  Name:  Kevin P. Burns
                                  Title: Manager


                              RAVEN FUNDING LLC


                              By: /s/ Kevin Sheehan
                                  ______________________________________
                                  Name:  Kevin Sheehan
                                  Title: Manager


                              PHH VEHICLE MANAGEMENT SERVICES, LLC


                              By: /s/ Gerard Kennell
                                  ______________________________________
                                  Name:  Gerard Kennell
                                  Title: Senior Vice President


                              THE CHASE MANHATTAN BANK,
                                  as Indenture Trustee


                              By: /s/ Jennifer Cupo
                                  ______________________________________
                                  Name:  Jennifer Cupo
                                  Title: Vice President













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